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                                                                 Exhibit (h)(23)

                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT, effective as of February 14, 2011 by and between The Merger Fund VL, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Fund"), Westchester Capital Management, LLC, a limited liability company organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"), and New York Life Insurance and Annuity Corporation (the "Life Company"), a life insurance company organized under the laws of the State of Delaware, on its own behalf and on behalf of each separate account of the Life Company named in Schedule A to this Agreement, as may be amended from time to time (the "Separate Accounts").

     WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "SEC") as a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act") ;

     WHEREAS, the Fund engages in business as an open-end management investment company and was organized to act as the funding vehicle for separate accounts established for certain variable life insurance contracts and variable annuity contracts offered by life insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies");

     WHEREAS, the Fund intends to make available shares of the Fund (the "Shares") to the Separate Accounts;

     WHEREAS, the Fund has received an order from the SEC granting participating insurance companies as described therein and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by: (a) separate accounts funding variable annuity and variable life insurance contracts issued by both affiliated and unaffiliated life insurance companies; (b) qualified pension and retirement plans outside of the separate account context; (c) separate accounts that are not registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act; (d) the Adviser; and (e) any other person permitted to hold shares of the Fund pursuant to Treasury Regulation Section 1.817-5, including the general account of any life insurance company, or certain related corporations, whose separate account holds, or will hold, shares of the Fund (the "Mixed and Shared Funding Exemptive Order");

     WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and serves as the investment adviser to the Fund;

     WHEREAS, the Life Company, as depositor, has established, or will establish, one or more Separate Accounts to serve as investment vehicles for certain variable universal life insurance policies and variable annuity contracts that are offered by the Life Company (the "Variable Contracts");

     WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established pursuant to the authority of the Board of Directors of the Life Company under the

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insurance laws of the State of Delaware, to set aside and invest assets attributable to the Variable Contracts; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Life Company intends to purchase the Shares on behalf of the Separate Accounts to fund the Variable Contracts and the Fund is authorized to sell the Shares to the Life Company at net asset value as calculated pursuant to the rules of the SEC (the "NAV").

     NOW, THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

ARTICLE I: SALE OF FUND SHARES

     1.1. The Fund agrees to make the Shares continuously available to the Separate Accounts for investment of proceeds from the Variable Contracts allocated to such Separate Accounts at the applicable NAV per share on those days on which the Fund calculates its NAV, such shares to be offered as provided in the Fund's Prospectus.

     1.2. The Fund agrees to sell to the Life Company the Shares that the Life Company orders, executing such order on a daily basis at the NAV next computed after receipt by the Fund (or its designee) of such order. For purposes of this
Section 1.2, the Life Company shall be the designee of the Fund for receipt of such orders from the Separate Accounts and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of each order by 8:30 a.m. (Eastern time) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its NAV.

     1.3. The Fund agrees to redeem for cash, at the Life Company's request, any full or fractional Shares held by the Life Company, executing such requests on a daily basis at the NAV next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, the Life Company will be the designee of the Fund for receipt of requests for redemption from the Separate Accounts and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 8:30 a.m. (Eastern time) on the next following Business Day.

     1.4. The Fund shall furnish, on or before the ex dividend date, same-day notice to the Life Company of the declaration of any income dividends or capital gain distributions payable on the Shares. Such notice shall be furnished not later than 6:30 p.m. (Eastern time) on the declaration date (by facsimile or telephone, followed by written confirmation). The Life Company hereby elects to receive all such dividends and distributions as are payable on the Shares at the NAV on the ex dividend date in Shares. The Fund shall notify the Life Company in writing of the number of the Shares so issued as payment of such dividends and distributions. The Life Company reserves the right to revoke this election by written notice to the Fund and receive all such dividends and distributions in cash.

     1.5. The Fund shall make the NAV per share of the Shares available to the Life Company on a daily basis as soon as reasonably practicable after the NAV per share is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. (Eastern time) on each Business Day. Information

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specified in this Section and Section 1.4 will be substantially in the form as set forth in Schedule C attached hereto.

     (a) In the event of any material error in the computation or reporting of the NAV for the Fund or of any dividend or capital gain distribution (each, a "material pricing error"), the Fund shall promptly notify the Life Company after discovery of such error. This notification may be verbal, but shall be confirmed promptly in writing. If a material pricing error has caused the owners of the Variable Contracts to receive less than the amount to which they are entitled, the units of interest applicable to such owners of the Variable Contracts shall be promptly adjusted, and the amount of any underpayments shall be promptly credited, by the Fund to the Life Company so that such amounts may be credited to the applicable accounts of the owners of the Variable Contracts. Upon notification by the Fund of any overpayment due to a material pricing error, the Life Company shall promptly remit to the Fund any overpayment that has not been paid to the owners of the Variable Contracts. The Fund acknowledges that the Life Company does not intend to seek additional payments from any owners of the Variable Contracts who, because of a material pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the Life Company be liable to owners of the Variable Contracts for any such adjustments or underpayment amounts. The standards set forth in this Section 1.5 are based on the parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

     1.6. At the end of each Business Day, the Life Company shall use the NAV to calculate Separate Account unit values for that Business Day. Using these unit values, the Life Company shall process the Separate Account transactions for each such Business Day (based on requests and premiums that it has received from the owners of the Variable Contracts) to determine the net dollar amount of the Shares that it shall order to be purchased or redeemed at the NAV for that Business Day (the "Net Daily Order"). The Net Daily Order shall be transmitted to the Fund by the Life Company by 8:30 a.m. (Eastern time) on the Business Day next following the receipt by the Life Company of such requests and premiums from the owners of the Variable Contracts.

     1.7. If the Net Daily Order transmitted by the Life Company requests the net purchase of Shares, the Life Company shall pay for such purchase by wiring federal funds to the Fund, or its designated custodial account, by 3:00 p.m. (Eastern time) on the Business Day on which such order is actually transmitted. If the Net Daily Order transmitted by the Life Company requests a net redemption of Shares that will result in a payment of redemption proceeds to the Life Company, the Fund shall wire such redemption proceeds to the Life Company by 3:00 p.m. (Eastern time) on the Business Day on which such order is actually transmitted by the Life Company.

     1.8. Notwithstanding Section 1.7, the Fund reserves the right to suspend the right of redemption or to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.

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     1.9. The Fund agrees that the Shares shall be sold only to Participating
Insurance Companies which have agreed to purchase such shares to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986 (the "Code") and Treasury Regulation 1.817-5, the sale to which will not impair the tax treatment currently afforded the Variable Contracts. The Shares will not be sold directly to the general public.

     1.10. The Fund may refuse to sell the Shares to any person, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Fund, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of the Fund.

     1.11. For purposes of this Article I, the Life Company shall be the agent of the Fund for receipt of purchase orders and redemptions requests, including the Net Daily Order, from the Separate Accounts and receipt by the Life Company, as agent for the Fund, of such orders and requests by the earlier of 4:00 p.m. (Eastern time) or the close of regular trading on the New York Stock Exchange (or by such other time that the Fund determines the NAV, as set forth in the prospectus for the Fund) on a Business Day shall constitute receipt by the Fund on that Business Day, provided that the Fund or the Fund's agent receives notice of the Net Daily Order by 8:30 a.m. (Eastern time) on the next following Business Day or such later time as permitted by Article I.

ARTICLE II: REPRESENTATIONS AND WARRANTIES

     2.1. The Life Company represents and warrants the following to the Fund and the Adviser:

     (a) It is an insurance company duly organized and in good standing under the laws of the State of Delaware and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

     (b) It has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act and will cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

     (c) Interests in the Separate Account under the Variable Contracts will be registered under the Securities Act of 1933, as amended ("1933 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

     (d) It will amend its registration statement under the 1933 Act for the Variable Contracts and under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Variable Contracts or as may otherwise be required by applicable law.

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     (e)  The Variable Contracts are currently, and at the time of issuance will be, treated as life insurance contracts or annuity contracts (as applicable) under applicable provisions of the Code, and that the Life Company will make every reasonable effort to maintain such treatment; and that the Life Company will notify the Fund and the Adviser promptly upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

     (f) It will deliver such prospectuses, statements of additional information, proxy statements, and periodic reports of the Fund as are required to be delivered under applicable federal or state law in connection with the offer, sale, or acquisition of the Variable Contracts.

     (g) All orders for the purchase and sale of the Shares submitted to the Fund as part of the Net Daily Order will have been received in good order by the Life Company prior to the time as of which the Fund calculates its NAV on that Business Day, as disclosed in the prospectus for the Fund (the "trading deadline"), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of the Life Company as described under Rule 6e-3(T)(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

     (h) All of its directors, officers and employees having access to the money and/or the securities of the Fund are, and will continue to be at all times, covered by a blanket fidelity bond or similar coverage and that the aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     (i) It is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, and the rules and regulations thereunder.

     2.2. The Fund and the Adviser represent and warrant the following to the Life Company:

     (a) The Fund is lawfully organized and validly existing under the laws of the State of Delaware and that it does, and shall continue to, comply in all material respects with applicable provisions of the 1940 Act.

     (b) The Adviser is lawfully organized and validly existing under the laws of the State of Delaware and that it does, and shall continue to, comply in all material respects with applicable provisions of the Advisers Act.

     (c) The Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and shall be duly authorized for issuance and sold in accordance with all applicable federal and state laws; the Fund is and shall remain registered as an open-end management investment company under the 1940 Act prior to and at the time of any issuance or sale of such Shares; and that the Fund shall amend its registration statement under the

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          1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the Shares or as may otherwise be required by applicable law.

     (d) The Fund shall use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Fund. If the Fund cannot comply with such state insurance laws or regulations, it shall promptly notify the Life Company of such in writing. Each of the Fund and the Adviser agree that they shall furnish the information required by state insurance laws to assist the Life Company in obtaining the authority needed to issue the Variable Contracts in various states.

     (e) The Fund, the Adviser and each of their trustees, directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are, and shall continue to be, at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     (f) The Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, the Fund shall maintain such qualification under Subchapter M (or any successor or similar provisions) and the Fund shall notify the Life Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might cease to so qualify in the future.

     (g) The Shares have been, and shall be, sold only to life insurance companies and their separate accounts and to persons or plans (collectively, "Qualified Persons") that represent and warrant to the Fund that they qualify to purchase such shares under Section 817(h) of the Code, and the regulations thereunder, without impairing the ability of the Separate Accounts to consider the portfolio investments of the Fund as constituting investments of the Separate Accounts for the purpose of satisfying the diversification requirements of Section 817(h). The Fund and the Adviser further represent and warrant that the Shares have neither been nor will be sold to the general public. The Fund and the Adviser further represent and warrant that the Fund shall not sell the Shares to any insurance company or separate account unless an agreement with such insurance company or separate account is in effect to govern such sales that contains language that is substantially similar to that found in Articles I, II, V, VI, and VII of this Agreement.

     (h) The Fund has obtained the Mixed and Shared Funding Exemptive Order that grants participating insurance companies as described therein and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by: (a) separate accounts funding variable annuity and variable life insurance contracts issued by both affiliated and unaffiliated life insurance companies; (b) qualified pension and retirement plans outside of the separate account context;
          (c) separate accounts that are not

                                      -6-
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          registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act; (d) the Adviser; and (e) any other person permitted to hold shares of the Fund pursuant to Treasury Regulation Section 1.817-5, including the general account of any life insurance company, or certain related corporations, whose separate account holds, or will hold, shares of the Fund.

     (i) The Fund shall notify the Life Company of any changes or conditions to the Mixed and Shared Funding Exemptive Order.

     (j) The Adviser is registered as an investment adviser under the Advisers Act and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

     (k) The Fund currently complies, and shall continue to comply, with the diversification requirements set forth in Section 817 of the Code, and the rules and regulations thereunder, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts. The Adviser and the Fund further represent and warrant that they shall notify the Life Company immediately upon the Fund ceasing to so comply or upon their belief that the Fund might cease to so comply in the future and that they shall take all steps necessary to adequately diversify the Fund to achieve compliance with the grace period afforded by Regulation 1.817-5.

     (l) The Adviser shall provide the Life Company with a certificate or statement indicating compliance by the Fund with Section 817 of the Code, such certificate or statement to be sent to the Life Company no later than thirty (30) days following the end of each calendar quarter.

     (m) The Fund and the Adviser are each currently in compliance, and shall remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, their obligations under the U.S. Bank Secrecy Act of 1970, and the rules and regulations thereunder.

     2.3. Each of the parties represents and warrants that:

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such parties, and when so executed and delivered, this Agreement will be the valid and binding obligations of such parties enforceable in accordance with its terms.

     (b)  It shall comply with the requirements of Rule 38a-1 of the 1940 Act.

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ARTICLE III: PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

     3.1. The Fund shall provide the Life Company with as many printed copies of the current prospectus(es), statement of additional information ("SAI"), proxy statements, annual reports and semi-annual reports of the Fund, and any supplements or amendments to any of the foregoing, as the Life Company may reasonably request. If requested by the Life Company, the Fund shall provide such documents in electronic format as the Life Company may reasonable request, and such other assistance as is reasonably necessary in order for the Life Company to have any of the prospectus(es) statement of additional information, proxy statements, annual reports and semi-annual reports of the Fund, and any supplements or amendments to any of the foregoing, printed in combination with such documents or other fund companies' and/or such documents for the Variable Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule B attached to this Agreement.

     3.2. The Fund shall prepare and file with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instructions solicitation materials), prospectuses and statements of additional information of the Fund.

     3.3. The Fund, at its own expense, shall provide the Life Company with copies of its proxy solicitations applicable to the Shares. The Life Company will, to the extent required by law: (a) distribute proxy material applicable to the Shares to eligible owners of the Variable Contracts; (b) solicit voting instructions from eligible owners of the Variable Contracts; (c) vote the Shares in accordance with instructions received from the owners of the Variable Contracts; and (d) if required by law, vote the Shares for which no instructions have been received in the same proportion as the Shares for which instructions have been received.

     (i) To the extent permitted by applicable law, the Life Company reserves the right to vote the Shares held in the Separate Accounts in its own right, subject to the requirements of this Section.

     (ii) Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") will refrain from voting the Shares for which no instructions are received if such Shares are held subject to the provisions of ERISA.

     3.4. The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

     3.5. Upon request, the Life Company agrees that it will provide to the Fund information regarding the Shares sold and/or redeemed and whether the Separate Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling the Fund to pay registration or other fees with respect to the Shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify the Shares under any applicable laws, rules or regulations in a timely manner.

     3.6. Except with respect to information regarding the Life Company provided in writing by that party, the Life Company will not be responsible for the content of the prospectus or the SAI for the Fund. Also, except with respect to information regarding the Fund or the Adviser provided in writing by

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the Fund or the Adviser, neither the Fund nor the Adviser is responsible for the content of the prospectus, SAI or offering document for the Variable Contracts.

ARTICLE IV: SALES MATERIALS; PRIVACY

     4.1. The Life Company shall furnish, or shall cause to be furnished, to the Fund and the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its intended use. No such material will be used if the Fund or the Adviser objects to its use in writing within five (5) Business Days after receipt of such material. However, each of the Fund and the Adviser reserves the right to object to such use at any time and the Life Company agrees to cease use upon receipt of such objection.

     4.2. The Fund and the Adviser shall furnish, or shall cause to be furnished, to the Life Company, each piece of sales literature or other promotional material in which the Life Company or the Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material will be used if the Life Company objects to its use in writing within five (5) Business Days after receipt of such material. However, the Life Company reserves the right to object to such use at any time and each of the Fund and the Adviser agrees to cease use upon receipt of such objection.

     4.3. The Life Company and its affiliates and agents shall not, without the prior written permission of the Fund, give any information or make any representations or statements on behalf of the Fund, or concerning the Fund or the Adviser in connection with the sale of the Variable Contracts other than the information or representations contained in: (a) the Fund's registration statement, prospectus(es) or SAIs, as such registration statements, prospectus(es) or SAI may be supplemented from time to time, (b) the Fund's annual and semi-annual reports to shareholders; (c) proxy statements for the Shares (d) published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or (e) sales literature or other educational or promotional material approved by the Fund, the Adviser or its designee(s). The Fund agrees to respond to any request for its prior written permission on a prompt and timely basis.

     4.4. The Fund and its affiliates and agents (including the Adviser) shall not, without the prior written permission of the Life Company, give any information or make any representations or statements on behalf of the Life Company or concerning the Life Company, the Separate Accounts, or the Variable Contracts, other than the information or representations contained in: (a) the registration statement, prospecuts(es), SAIs or offering documents for the Variable Contracts, as such registration statements, prospectus(es), SAI and offering documents may be supplemented from time to time; (b) reports of the Separate Accounts; or (c) sales literature or educational or other promotional material approved by the Life Company or its designee. The Life Company agrees to respond to any request for its prior written permission on a prompt and timely basis.

     4.5. The Fund shall provide the Life Company with at least one complete copy of all registration statements, prospectuses, SAIs, annual and semi-annual reports, proxy statements, solicitations for voting instructions (if applicable), sales literature and other promotional materials, exemptive applications, requests for no-action letters, and all amendments or supplements to any of the above relating to the Fund and the Shares within a reasonable time after each such document has been filed with the SEC, the Financial Industry Regulatory Authority ("FINRA") or other regulatory authority.

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     4.6. The Life Company shall provide the Fund with at least one complete copy of all prospectuses, SAIs, annual and semi-annual reports, solicitations for voting instructions (if applicable), sales literature and other promotional materials, exemptive applications, requests for no-action letters and all amendments or supplements to any of the above that relate to a Separate Account or the Variable Contracts after each such document has been filed with the SEC, FINRA or other regulatory authority. Notwithstanding the foregoing, only those materials that relate to or refer to the Fund will be provided.

     4.7. Each of the Fund and the Adviser hereby consents to the Life Company's use of the name of the Fund, in connection with marketing of the Variable Contracts, subject to the terms of Article IV of this Agreement. Each of the Fund and the Adviser hereby consents to the use of any trademark, trade name, service mark or logo used by the Fund and/or the Adviser, subject to the prior written approval of such use by the Fund or the Adviser and in accordance with the reasonable requirements of the Fund or the Adviser. Such consent will terminate following the termination of this Agreement as soon as the Shares are no longer offered through the Variable Contracts and no Separate Account owns any of the Shares.

     4.8. The Life Company hereby consents to the use by the Fund or the Adviser of the names of the Separate Account(s) set forth in Schedule A to this Agreement, in connection with marketing the Fund, subject to the terms of
Article IV of this Agreement. The Life Company hereby consents to the use of any trademark, trade name, service mark or logo used by the Separate Account(s) by the Fund or the Adviser subject to the prior written approval of the Life Company of such use and in accordance with the reasonable requirements of the Life Company. Such consent will terminate following the termination of this Agreement as soon as the Shares are no longer offered through the Variable Contracts and no Separate Account owns any of the Shares.

ARTICLE V: POTENTIAL CONFLICTS

     5.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the owners of the variable annuity and/or variable life insurance contracts of the separate accounts of Participating Insurance Companies (including the owners of the Variable Contracts) investing in the Fund and other potential conflicts. A majority of the Board will consist of persons who are not "interested" persons of the Fund. The Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to the Life Company.

     5.2. The Life Company will report any potential or existing conflicts of which it is aware promptly to the Board. The Life Company agrees to provide the Board with all information reasonably necessary for it to consider any issues raised. The Life Company will carry out these responsibilities with a view only to the interests of the owners of the Variable Contracts.

     5.3. If a majority of the Board or a majority of the disinterested trustees of the Board ("Independent Trustees") determines that a material irreconcilable conflict affecting the Life Company exists, the Life Company, may, at its own expense and to the extent reasonably practicable, take any steps necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account investment in the Fund. No charge or penalty will be imposed by the

Fund on the Life Company as a result of such withdrawal and the Life Company will carry out these responsibilities with a view only to the interests of the owners of the Variable Contracts.

     5.4. For the purposes of this Section, a majority of the Independent Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for any Variable Contract. Further, the Life Company shall not be required by this Section to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of the owners of the Variable Contracts affected by the irreconcilable material conflict.

     5.5. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to Mixed or Shared Funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, the (a) the Fund and the Life Company, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) the applicable Sections of the Agreement will continue in effect only to the extent that the terms and conditions thereof are substantially identical to such Sections that are contained in such Rule(s) as so amended or adopted.

     5.6. If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund shall take such steps as may be necessary to comply with such rules and regulations, as adopted to the extent such rules are applicable; and
(b) this Article V shall be deemed to incorporate such new terms and conditions, and any term or conditions of this Article V that is inconsistent therewith, shall be deemed to be succeeded thereby.

     5.7. No less than annually, the Life Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

ARTICLE VI: INDEMNIFICATION

     6.1. Indemnification by the Life Company.

     (a) The Life Company agrees to indemnify and hold harmless the Fund, and the Adviser and each of their trustees, directors, officers, members, managers, employees, and agents, and each person, if any, who controls, or is associated with, the Fund or Adviser within the meaning of such terms under federal securities laws (collectively, the "Indemnified Parties," and individually, an "Indemnified Party" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Life Company, which consent shall not be unreasonably withheld), or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses" for purposes of this Section 6.1), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses, are related to the sale or acquisition of the Shares or the Variable Contracts and:

          1. Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any disclosure document, including any prospectus, SAI or offering document for the Separate Accounts, Variable Contracts or in the Variable Contracts themselves or in sales literature generated or approved by the Life Company applicable to the Variable Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Life Company by or on behalf of the Fund or the Adviser for use in Company Documents or otherwise for use in connection with the sale of the Variable Contracts or the Shares; or

          2. Arise out of or result from statements or representations by the Life Company (other than statements or representations contained in and accurately derived from the registration statement, prospectus, SAI, sales literature or other written statement of the Fund (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article VI)) or wrongful conduct of the Life Company or persons under its control with respect to the sale or acquisition of the Variable Contracts or the Shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Fund Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Life Company; or

          4. Arise out of or result from a failure by the Life Company to provide the services or furnish the materials under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and /or warranty made by the Life Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Life Company.

     (b) The Life Company shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or the Adviser, whichever is applicable.

     (c) The Life Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Life Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Life Company of any such claim shall not relieve the Life Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Life Company shall be entitled to participate at its own expense in the defense of such action. The Life Company shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Life Company to such party of the Life Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Life Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties shall promptly notify the Life Company of the commencement of any litigation or proceedings against them or any of their officers, directors or trustees in connection with the issuance or sale of the Shares or the Variable Contracts or the operation of the Fund.

     (e) The indemnification provisions contained in this Section 6.1 survive the termination of this Agreement.

     6.2. Indemnification by the Adviser and the Fund.

     (a) The Adviser and the Fund agree to indemnify and hold harmless the Life Company and each of its directors, officers, employees, and agents and each person, if any, who controls, or is associated with, the Life Company within the meaning of such terms under federal securities laws (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this
               Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and/or the Fund, which consent shall not be unreasonably withheld), or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses" for purposes of this Section 6.2), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Shares or the Variable Contracts and:

          1. Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Fund Document, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Adviser or the Fund by or on behalf of the Life Company for use in Fund Documents, or otherwise for use in connection with the sale of the Variable Contracts or the Shares; or

          2. Arise out of or result from statements or representations made by or on behalf of the Adviser or the Fund (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Variable Contracts or the Shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Life Company by or on behalf of the Adviser or the Fund; or

          4. Arise out of or result from a failure by the Adviser or the Fund to provide the services or furnish the materials under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and /or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund.

     (b) The Adviser or the Fund shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, or to the Life Company or the Separate Accounts, whichever is applicable.

     (c) The Adviser or the Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser or the Fund, as appropriate, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser or the Fund, as appropriate, of any such claim shall not relieve each of the Adviser and the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser or the Fund, as appropriate, shall be entitled to participate at its own expense in the defense of such action. The Adviser or the Fund, as appropriate, shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser or the Fund, as appropriate, to such party of the Adviser's or the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser or the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties shall promptly notify the Adviser or the Fund, as appropriate, of the commencement of any litigation or proceedings against them or any of their officers, directors or trustees in connection with the issuance or sale of the Shares or the Variable Contracts or the operation of the Separate Accounts.

     (e) The indemnification provisions contained in this Section 6.2 survive the termination of this Agreement.

     6.3. Indemnification Procedures.

     (a) With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable.

     (b) If a party is defending a claim (each, a "Defending Party") and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the Defending Party desires to present a settlement proposal to the claimant, then the Defending Party shall promptly provide written notice to the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the Defending Party desires to enter into the settlement and the Indemnified Party fails to consent to such settlement within thirty (30) business days after receipt of such notice (unless such period is extended, in writing, by mutual agreement of such parties), then the Indemnified Party, commencing on the earlier of the date the Indemnified Party declined to accept the settlement or the expiration of the thirty
               (30) day period, shall defend the claim and shall indemnify the Defending Party for all costs associated with the claim that are in excess of the proposed settlement amount.

               Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or (ii) would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the Defending Party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance

               Settlement, the consequences described in the last sentence of the first paragraph of Section 6.3(b) shall not apply.

     (c) The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceeding with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

     (d) A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this
               Article VI.

     6.4. Indemnification for Failure to Comply with Diversification
Requirements.

     The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article II, Section 2.2.(k) may result in the Variable Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for the owners of the Variable Contracts and could also adversely affect the Life Company's corporate tax liability. Accordingly, without in any way limiting the effect of Section 6.2(a) hereof and without in any way limiting or restricting any other remedies available to the Life Company, the Fund and the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund to comply with Section 2.2(k) of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Variable Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); the reasonable fees and expenses of legal counsel and other advisors to the Life Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Life Company in connection with any such failure or any anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund and/or the Adviser under this Agreement.

ARTICLE VII: FEES, COSTS AND EXPENSES

     7.1. The Fund will pay no fee or other compensation to the Life Company under this Agreement, except the Fund may pay fees to the Life Company for administrative services provided to the owners of the Variable Contracts that are not primarily intended to result in the sale of the Shares or of the Variable Contracts if and in such amounts agreed to by the Fund in writing. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

     7.2. Except as otherwise provided in Schedule B, all expenses incident to performance by the parties of this Agreement will be paid by each party to the extent permitted by law.

ARTICLE VIII: APPLICABLE LAW

     8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

     8.2. This Agreement, its terms and definitions, shall be subject to the provisions of the federal securities laws, including, without limitation, the 1933 Act, the Securities Exchange Act of 1934, as amended, the Advisers Act, and the 1940 Act, and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

ARTICLE IX: TERM; TERMINATION

     9.1. This agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

     9.2. This Agreement shall terminate in accordance with the following provisions:

     (a)  Upon written agreement signed by all of the parties to this Agreement;

     (b) At the option of the Life Company or the Fund at any time from the date hereof upon six (6) months' advance written notice delivered to the other parties, unless a shorter time is mutually agreed to by the parties;

     (c) At the option of the Life Company, upon prompt written notice to the Fund and the Adviser, in the event the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law, or such law precludes the use of the Shares as the underlying investment medium of the Variable Contracts issued or to be issued by the Life Company. Termination shall be effective immediately upon such written notice to the Fund;

     (d) At the option of the Life Company, upon prompt written notice to the Fund, in the event that the Fund ceases to qualify as a "regulated investment company" under Subchapter M of the Code, or under any successor or similar provision, or if the Life Company reasonably believes that the Fund may fail to so qualify. Termination shall be effective immediately upon such written notice to the Fund;

     (e) At the option of the Life Company, upon prompt written notice to the Fund, in the event that the Fund fails to meet the diversification requirements specified in Section 2.2(k) hereof or if the Life Company reasonably believes that the Fund may fail to meet such diversification requirements. Termination shall be effective immediately upon such written notice to the Fund;

     (f) At the option of the Life Company, upon prompt written notice to the Fund, in the event that the Shares are not reasonably available to meet the requirements of the Variable

          Contracts. The termination will be effective ten (10) business days after receipt of notice by the Fund unless the Fund makes available a sufficient number of the Shares to meet the requirements of the Variable Contracts within the ten-day period;

     (g) At the option of the Life Company, upon prompt written notice to the other parties, upon the institution of formal proceedings against the Fund or the Adviser by the SEC, FINRA, any state securities or insurance department or any other regulatory body, the expected or anticipated ruling, judgment, or outcome of which the Life Company determines in its sole judgment, exercised in good faith, would have a material adverse effect on the Fund's or the Adviser's ability to meet and perform their respective obligations and duties under this Agreement. Termination shall be effective immediately upon receipt of notice;

     (h) At the option of the Life Company, upon the Fund's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Life Company within ten (10) days after written notice of such breach is delivered to the Fund;

     (i) At the option of the Fund, upon the Life Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten (10) days after written notice of such breach is delivered to the Life Company;

     (j) At the option of the Fund, upon prompt written notice to the Life Company, if the Variable Contracts are not registered, issued, or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such written notice to the Life Company;

     (k) At the option of the Fund, upon prompt written notice to the Life Company, upon a decision by the Board to: (i) suspend or terminate the offering of the Shares; or (ii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund;

     (l) At the option of the Life Company or the Fund, upon receipt of any necessary regulatory approvals and/or the vote of the owners of the Variable Contracts having an interest in the Separate Accounts (or any Investment Division (i.e., sub-account of that Separate Account) to substitute the shares of another investment company for the corresponding Shares in accordance with the terms of the Variable Contract for which those Shares had been selected to serve as the underlying portfolio. The Life Company will give sixty (60) days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Shares or of the filing of any required regulatory approval(s); or

     (m) In the event this Agreement is assigned without the prior written consent of the Life Company, the Fund, and the Adviser, termination shall be effective immediately upon such occurrence without notice.

     9.3. Notwithstanding any termination of this Agreement, except a termination under Section 9.2(j) or 9.2(k), the Fund and the Adviser shall, at the option of the Life Company, continue to make available additional shares of the Fund, as provided below, for so long as the Life Company desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless such further sale of the Shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, if the Life Company so elects to make the Shares available, the owners of the Existing Contracts or the Life Company, whichever shall have legal authority to do so, shall be permitted to direct allocation and reallocation of investments in the Shares, redeem investments in the Shares and /or invest in the Shares upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement, the Life Company, as promptly as is practicable under the circumstances, shall notify the Fund and the Adviser whether the Life Company elects to continue to make shares of the Fund available after such termination. If shares of the Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

     9.4. The parties to this Agreement agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Accounts own none of the Shares after the effective date of the termination of this Agreement with respect to such shares, or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable.

Article X: NOTICES

     Any notice hereunder shall be given by registered or certified mail return receipt requested or by reputable overnight air courier to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Fund:                The Merger Fund VL
                               100 Summit Lake Drive
                               Valhalla, NY 10595
                               Attention: Bruce Rubin

If to the Adviser:             Westchester Capital Management, LLC
                               100 Summit Lake Drive
                               Valhalla, NY 10595

                               Attention: Bruce Rubin

If to the Life Company:        New York Life Insurance and Annuity Corporation
                               51 Madison Avenue
                               New York, NY 10010
                               Attention: Michelle D. Richter

                               With a copy to:
                               New York Life Insurance Company
                               Office of the General Counsel
                               51 Madison Avenue, Room 10SB
                               New York, NY 10010
                               Attention: Variable Products Attorney

     Notice shall be deemed given, if sent by registered or certified mail return receipt requested, on the date of receipt by the addressee as evidenced by the return receipt and, if sent by overnight courier, two business days after mailing.

ARTICLE XI: MISCELLANEOUS

          11.1. Each party to this Agreement acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party(ies) (and its affiliates, partners and employees), the confidential information of the other party(ies) (and its affiliates, partners, and employees), including but not limited to the "nonpublic personal information" of their consumers within the meaning of SEC Regulation S-P (collectively, "Confidential Information"). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party's prior written consent. Each party shall be solely responsible for the compliance of its officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including, but not limited to, the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section shall survive the termination of this Agreement.

     11.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     11.4. Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its relevant books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     11.5. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     11.6. No provision of this Agreement, including the Schedules hereto, may be amended or modified in any manner except by a written agreement properly authorized and executed by the Fund, the Adviser, and the Life Company.

     11.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

     11.8. This waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

     11.9. Each party to this Agreement shall notify the other parties in writing of reasonable concerns or issues it may have from time to time concerning market-timing, excessive trading, or other potentially detrimental trading activities that affect or may affect a Separate Account or the Fund, and shall consult with each other party and work cooperatively to reach a mutually satisfactory solution or action plan to address such party's concerns or issues, it being understood and agreed to by the parties (i) that there is no universally accepted understanding of what may constitute market timing, excessive trading, or other detrimental trading activity, (ii) that the state of the law regarding such trading activities is currently uncertain, and (iii) that Congress, the SEC and other regulatory bodies may adopt new laws or regulations that may require the parties to revise the terms and conditions of this Agreement.

     11.10. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.11. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

THE MERGER FUND VL                         WESTCHESTER CAPITAL MANAGEMENT, LLC

By:    /s/ Bruce J. Rubin                  By:    /s/ Bruce J. Rubin
       --------------------------                 --------------------------
Name:  Bruce J. Rubin                      Name:  Bruce J. Rubin
Title: Chief Compliance Officer            Title: Chief Compliance Officer

NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION

By:    /s/Michelle D. Richter
       --------------------------
Name:  Michelle D. Richter
Title: Vice President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED

New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account -- I , June 4, 1993

                                   SCHEDULE B

                             ALLOCATION OF EXPENSES

                 PAID BY THE LIFE COMPANY                                        PAID BY THE FUND
--------------------------------------------------------     -------------------------------------------------------------
Preparing and filing the Separate Account prospectus         Preparing and filing the Fund's registration statement

Text composition for Separate Account prospectus and         Text composition for Fund prospectus and supplements
supplements

Text alterations of Separate Account prospectus and          Text alterations of Fund prospectus and supplements
supplements

Printing Separate Account prospectus and supplements for     Printing Fund prospectus and supplements for use with
use with existing owners of the Variable Contracts;          existing owners of the Variable Contracts; providing
Printing Separate Account prospectus and supplements for     electronic document files of such documents and
use with prospective owners of the Variable Contracts        printing such documents for use with existing owners of
                                                             the Variable Contracts.(1)

                                                             Text composition and printing of Fund statement of
                                                             additional information(1)

Mailing and distributing Separate Account prospectus and     Mailing and distributing Fund prospectuses, supplements
supplements to existing owners of the Variable Contracts     and statement of additional information to existing
as required by applicable law; Mailing and distributing      owners of the Variable Contracts(1); Printing, mailing
Separate Account prospectus and supplements to prospective   and distributing Fund and Separate Account supplements
owners of the Variable Contracts                             and other communications related to fund substitutions,
                                                             fund closings, fund mergers and other similar fund
                                                             transactions

Text composition of any annual and semi-annual reports of    Text composition of any annual and semi-annual reports
the Separate Account; printing, mailing and distributing     of the Fund; printing, mailing and distributing annual
any annual and semi-annual reports of the Separate Account   and semi-annual reports of the Fund to existing owners
                                                             of the Variable Contracts

                                                             Text composition, printing, mailing distributing, and
                                                             tabulation of proxy statements and voting instruction
                                                             solicitation materials to owners of the Variable Contracts with respect to proxies sponsored by the Fund

----------
(1) The Life Company may choose to print the Fund's prospectus(es), statement of additional information and its semi-annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Fund's documents as compared to the total page count for the combined materials containing all other funds offered under the Variable Contracts.

                                   SCHEDULE C

                     FORMAT FOR NAV AND DIVIDEND INFORMATION

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:

Mutual Fund Company Name
Pricing Company Name
Fund Name (No abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contract Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

                                      C-1